EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

CHS Electronics, Inc.
Miami, Florida

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated January 26, 1996, except for the statement of cash flows and the notes to which the date is March 8, 1996, relating to the financial statements of Wyrsch Trading Ltd., Littau, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                              By: /s/ BDO BINDER AG
                                                 -------------------------------
                                                      BDO Binder AG

Lucerne, Switzerland
May 8, 1996